CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference of our report on the financial statements of The Lazard Funds, Inc., in respect of its Lazard Global High Yield Portfolio and Lazard High Yield Portfolio, dated December 31, 2003, in this Registration Statement (Form N-14) of The Lazard Funds, Inc.

/s/ Anchin, Block & Anchin LLP
Anchin, Block & Anchin LLP

New York, New York
May 10, 2004